Exhibit 10.3

FIRST AMENDMENT TO WARRANT

THIS FIRST AMENDMENT TO WARRANT (this “Amendment”) is entered into as of June 18, 2015, by and among VERTEX ENERGY, INC., a Nevada corporation (the “Company”), and the holders of the Warrant signatory hereto (the “Holders”).

RECITALS

A.           The Company and the Holders are parties to that certain Common Stock Purchase Warrant No. W-1, dated March 26, 2015 (as the same may be amended, restated or otherwise modified from time to time, together with any and all replacement and/or substitute warrants issued with respect thereto, the “Warrant”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Warrant);

B.           The Company, certain of its Subsidiaries and Affiliates, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent are entering into that certain Third Amendment to Credit and Guaranty Agreement, dated as of the date hereof (the “Third Amendment”), with respect to that certain Credit and Guaranty Agreement, dated as of May 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

C.           In connection with the entry into the Third Amendment, the Company has requested that the Holders amend certain provisions of the Warrant and, subject to the terms and conditions hereof, the Holders are willing to do so;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and for other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

A.  AMENDMENTS

1.           Section 13 of the Warrant is hereby amended by replacing the definition of “Initial Warrant Price” in its entirety with the following:

“Initial Warrant Price” means, the lowest of (x) $2.778 per share and (y) if the Company issues any preferred Capital Stock (“Preferred Stock”) following the date hereof and on or prior to June 30, 2015, the lowest exercise price associated with any warrants or similar convertible securities issued in connection with such Preferred Stock offering; provided that, if the Company does not issue Preferred Stock on or prior to June 30, 2015, then the Initial Warrant Price shall be the lowest closing price per share of the Common Stock on any date between March 26, 2015 and June 30, 2015.

B.  CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon the execution by both the Company and the Required Holders.

C.  REPRESENTATIONS

To induce the Holders to enter into this Amendment, the Company hereby represents and warrants to each Holder that:

1.           It (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

2.           The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on its part.

3.           The execution, delivery and performance by it of this Amendment and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to it or any of its Subsidiaries, any of the Organizational Documents of it or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on it or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of it or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of it or any of its Subsidiaries; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of it or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the date hereof and disclosed in writing to the Holders.

4.            The execution, delivery and performance by it of this Amendment and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority (other than the filing of an 8-K as required by securities laws).

5.            This Amendment has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.           After giving effect to this Amendment, the representations and warranties of the Company contained in the Warrant are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

D.  OTHER AGREEMENTS

1.           Continuing Effectiveness of Warrant.  As amended hereby, all terms of the Warrant shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Holders under the Warrant, nor constitute a waiver of any provision of the Warrant.

2.           Miscellaneous. The provisions of the Warrant set forth in Section 25 thereof (including, without limitation, Section 25.6 relating to GOVERNING LAW and Section 25.7 relating to WAIVER OF JURY TRIAL) shall apply mutatis mutandis to this Amendment.

3.           No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Warrant or an accord and satisfaction in regard thereto.

4.           Costs and Expenses.  The Company agrees to pay on demand all costs and expenses of Holders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Holders with respect thereto.

5.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.           Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.  No third party beneficiaries are intended in connection with this Amendment.

7.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

COMPANY: VERTEX ENERGY, INC. By: /s/ Benjamin P. Cowart Name: Title: HOLDER: GOLDMAN, SACHS & CO. By: /s/ Stephen Hipp Name: Stephen Hipp Title: Authorized Signatory